NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2017 Results

•	Revenue increased 6% to $899 million driven by recent investments in commercial resources and ongoing product and service innovations

•	GAAP EPS expanded to $0.57 from $0.46 in the prior year first quarter; adjusted EPS increased to $0.59 from $0.56

•	Repurchased one million shares of common stock and strengthened capital structure by reducing interest rates on existing term loan and credit facility

CLEVELAND - April 27, 2017 - PolyOne Corporation (NYSE: POL) today reported its first quarter results for 2017. GAAP earnings per share in the first quarter of 2017 increased to $0.57 from $0.46 in the first quarter of 2016. Adjusted earnings per share expanded to $0.59 from $0.56 in the first quarter 2016. Special items for the first quarter of 2017, which primarily included environmental remediation costs, resulted in a net after-tax charge of $1.9 million, or $0.02 per share (see Attachment 1). In the prior year first quarter, special items were $9.1 million, or $0.10 per share.

“Our investment in commercial resources over the last two years proved to be the difference-maker, as we delivered the top line growth needed to drive our strong overall results,” said Robert M. Patterson, chairman, president and chief executive officer, PolyOne Corporation. “In total, revenue increased 6% to $899 million compared to $847 million in the prior year. Through increased sales force efficiency and effectiveness, new products and value-added services, we achieved broad-based organic sales growth of 5%.”

The company also noted that acquisitions added 2% to sales growth while unfavorable foreign exchange negatively impacted sales by 1%.

Mr. Patterson continued, “Performance Products and Solutions led the way with 11% sales growth for the quarter building upon strong prior year momentum. We also achieved sales gains in Distribution, Color and Engineered Materials despite weaker foreign currencies.”

“From an adjusted EPS perspective, we achieved record first quarter results despite the expected loss in our Designed Structures and Solutions segment and near unprecedented spikes in raw material costs which impacted margins. Recent supply constraints and other dynamics caused certain inputs such as butadiene to triple in cost over the last few months,” Mr. Patterson said. “Our first priority at times like this is to ensure that our customers get uninterrupted exemplary service from us, and I’m pleased we were able to do so during the first quarter. This will continue as we work with all of our stakeholders to address raw material volatility and increased costs.”

During the quarter, the company noted it completed a number of capital structure improvements including upsizing its credit facility from $400 million to $450 million. In addition, borrowing rates on its credit facility and term loan debt were reduced by 25 basis points and 50 basis points, respectively.

“PolyOne has always generated strong free cash flow, and with the exception of seasonal working capital investment, this was again the case in the first quarter,” said Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation. “This coupled with our balance sheet strength allowed us to improve our capital structure and also repurchase one million shares of our common stock during the first quarter.”

Adding further comments on the company’s performance, Mr. Patterson said, “I’m pleased with our strong start to the year and our global team who delivered these results. I am also encouraged to see DSS improve slightly versus the fourth quarter of last year, but we clearly have a lot of work still to do to return it to profitability.”

Mr. Patterson continued, “Our prior investments in commercial resources are paying off, and we are also seeing gains from our recent acquisitions. I am particularly excited about the expansion of our composite and specialty colorant portfolio which are integrating seamlessly into PolyOne.”

“Further fueling growth are the unique service offerings we provide, such as IQ Design, LSS Customer First, and web-based customer interfacing," added Mr. Patterson. "These recent innovations are helping customers accelerate their speed to market and improve operational efficiencies. As a specialty company, innovation is at the heart of our four pillar strategy which we are relentlessly focused on in pursuit of our 2020 Platinum Vision.”

Conference Call
As previously announced, the company will conduct a conference call to discuss its financial results for the first quarter 8:00 a.m. Eastern Time on Thursday, April 27, 2017. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 99045455. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 11:00 a.m. Eastern Time on April 27, 2017. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 99045455.

About PolyOne
PolyOne Corporation, with 2016 revenues of $3.3 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, such as Comptek, SilCoTec, Gordon Composites and Polystrand, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2017	2016

Sales	$898.8	$847.0
Operating income	81.4	71.3
Net income attributable to PolyOne shareholders	46.9	39.1
Basic earnings per share attributable to PolyOne shareholders	$0.57	$0.46
Diluted earnings per share attributable to PolyOne shareholders	$0.57	$0.46

Senior management uses comparisons of adjusted net income attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$46.9	$0.57	$39.1	$0.46
Special items, after tax (Attachment 3)	1.9	0.02	9.1	0.10
Adjusted net income / EPS - excluding special items	$48.8	$0.59	$48.2	$0.56

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2017	2016

Sales	$898.8	$847.0
Cost of sales	711.4	661.5
Gross margin	187.4	185.5
Selling and administrative expense	106.0	114.2
Operating income	81.4	71.3
Interest expense, net	(14.6)	(14.6)
Debt extinguishment costs	(0.3)	—
Other (expense) income, net	(0.8)	0.3
Income before income taxes	65.7	57.0
Income tax expense	(18.8)	(18.0)
Net income	46.9	39.0
Net loss attributable to noncontrolling interests	—	0.1
Net income attributable to PolyOne common shareholders	$46.9	$39.1

Earnings per common share attributable to PolyOne common shareholders - Basic:	$0.57	$0.46
Earnings per common share attributable to PolyOne common shareholders - Diluted:	$0.57	$0.46

Cash dividends declared per share of common stock	$0.135	$0.120

Weighted-average shares used to compute earnings per common share:
Basic	82.1	84.7
Diluted	82.7	85.5

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2017	2016
Cost of sales:
Restructuring costs	$(0.4)	$(2.7)
Environmental remediation costs	(2.2)	(1.7)
Acquisition related costs	(0.2)	(2.5)
Impact on cost of sales	(2.8)	(6.9)

Selling and administrative expense:
Restructuring, legal and other	0.4	(6.6)
Acquisition related costs	(0.7)	(0.3)
Impact on selling and administrative expense	(0.3)	(6.9)

Impact on operating income	(3.1)	(13.8)

Debt extinguishment costs	(0.3)	—
Other income, net	0.1	0.2
Impact on income before income taxes	(3.3)	(13.6)
Income tax benefit on above special items	1.3	4.9
Tax adjustments(2)	0.1	(0.4)
Impact of special items on net income attributable to PolyOne Shareholders	$(1.9)	$(9.1)

Diluted earnings per common share impact	$(0.02)	$(0.10)

Weighted average shares used to compute adjusted earnings per share:
Diluted	82.7	85.5

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$157.7	$226.7
Accounts receivable, net	453.5	363.7
Inventories, net	337.2	312.4
Other current assets	36.6	46.7
Total current assets	985.0	949.5
Property, net	605.6	607.7
Goodwill	686.7	677.4
Intangible assets, net	367.0	363.5
Other non-current assets	132.4	125.2
Total assets	$2,776.7	$2,723.3

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$17.9	$18.5
Accounts payable	402.1	361.5
Accrued expenses and other current liabilities	97.6	129.6
Total current liabilities	517.6	509.6
Non-current liabilities:
Long-term debt	1,279.2	1,239.8
Pension and other post-retirement benefits	63.1	63.1
Deferred income taxes	43.8	43.1
Other non-current liabilities	138.6	142.2
Total non-current liabilities	1,524.7	1,488.2
Shareholders’ equity:
PolyOne shareholders’ equity	733.6	724.7
Noncontrolling interests	0.8	0.8
Total equity	734.4	725.5
Total liabilities and shareholders’ equity	$2,776.7	$2,723.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net income	$46.9	$39.0
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	26.1	24.3
Accelerated depreciation and fixed asset charges associated with restructuring activities	0.4	2.8
Debt extinguishment costs	0.3	—
Share-based compensation expense	2.4	2.2
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(86.7)	(79.5)
Increase in inventories	(22.4)	(13.3)
Increase in accounts payable	38.5	29.9
Decrease in pension and other post-retirement benefits	(3.3)	(23.7)
Decrease in accrued expenses and other assets and liabilities - net	(25.9)	(5.2)
Net cash used by operating activities	(23.7)	(23.5)
Investing Activities
Capital expenditures	(15.5)	(19.6)
Business acquisitions	(20.9)	(72.8)
Sale of and proceeds from other assets	0.9	—
Net cash used by investing activities	(35.5)	(92.4)
Financing Activities
Borrowings under credit facilities	288.8	221.9
Repayments under credit facilities	(248.4)	(174.6)
Purchase of common shares for treasury	(34.3)	(39.6)
Cash dividends paid	(11.3)	(10.4)
Repayment of long-term debt	(1.6)	(1.4)
Payments of withholding tax on share awards	(2.3)	(5.1)
Debt financing costs	(1.9)	—
Net cash used by financing activities	(11.0)	(9.2)
Effect of exchange rate changes on cash	1.2	0.7
Decrease in cash and cash equivalents	(69.0)	(124.4)
Cash and cash equivalents at beginning of period	226.7	279.8
Cash and cash equivalents at end of period	$157.7	$155.4

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2017	2016
Sales:
Color, Additives and Inks	$211.8	$204.9
Specialty Engineered Materials	159.1	141.0
Designed Structures and Solutions	102.1	108.5
Specialty Platform	473.0	454.4
Performance Products and Solutions	183.7	166.2
PolyOne Distribution	286.1	268.8
Corporate and eliminations	(44.0)	(42.4)
Sales	$898.8	$847.0

Gross margin:
Color, Additives and Inks	$75.2	$75.3
Specialty Engineered Materials	46.1	44.2
Designed Structures and Solutions	5.8	10.7
Specialty Platform	127.1	130.2
Performance Products and Solutions	33.9	32.4
PolyOne Distribution	31.4	30.7
Corporate and eliminations	(5.0)	(7.8)
Gross margin	$187.4	$185.5

Selling and administrative expense:
Color, Additives and Inks	$40.1	$40.4
Specialty Engineered Materials	22.5	20.8
Designed Structures and Solutions	9.1	10.3
Specialty Platform	71.7	71.5
Performance Products and Solutions	11.8	12.7
PolyOne Distribution	12.8	13.2
Corporate and eliminations	9.7	16.8
Selling and administrative expense	$106.0	$114.2

Operating income:
Color, Additives and Inks	$35.1	$34.9
Specialty Engineered Materials	23.6	23.4
Designed Structures and Solutions	(3.3)	0.4
Specialty Platform	55.4	58.7
Performance Products and Solutions	22.1	19.7
PolyOne Distribution	18.6	17.5
Corporate and eliminations	(14.7)	(24.6)
Operating income	$81.4	$71.3

The Specialty Platform consists of our three specialty segments: Color, Additives and Inks; Specialty Engineered Materials; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administrative expense, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2017	2016

Sales	$898.8	$847.0

Gross margin - GAAP	187.4	185.5
Special items in gross margin (Attachment 3)	2.8	6.9
Gross margin adjusted	$190.2	$192.4

Gross margin adjusted as a percent of sales	21.2%	22.7%

Operating income - GAAP	81.4	71.3
Special items in operating income (Attachment 3)	3.1	13.8
Operating income adjusted	$84.5	$85.1

Operating income adjusted as a percent of sales	9.4%	10.0%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income before income taxes	$65.7	$3.3	$69.0	$57.0	$13.6	$70.6

Income tax expense - GAAP	(18.8)	—	(18.8)	(18.0)	—	(18.0)
Income tax impact of special items (Attachment 3)	—	(1.3)	(1.3)	—	(4.9)	(4.9)
Tax adjustments (Attachment 3)	—	(0.1)	(0.1)	—	0.4	0.4
Income tax expense	$(18.8)	$(1.4)	$(20.2)	$(18.0)	$(4.5)	$(22.5)

Effective Tax Rate	28.6%		29.3%	31.6%		31.9%